11.1

                Statement re: Computation of Per Share Earnings

                Statement re: Computation of Per Share Earnings

                                                                Fiscal Years Ended
                                                     March 29,      March 31,       April 1,
                                                        1996          1995            1994
                                                    ------------- -------------- --------------
Weighted average common shares outstanding             4,159,300      3,447,700      2,791,700

Dilutive effect of common equivalent shares (a)          395,900        386,300        239,200
                                                    ------------- -------------- --------------

Primary average shares outstanding                     4,555,200        384,000      3,030,900

Effect of change in share price (b)                       36,100         60,200        217,900
                                                    ------------- -------------- --------------

Fully diluted weighted average shares outstanding      4,591,300      3,894,200      3,248,800
                                                    ------------- -------------- --------------

Net income                                            $4,041,000     $2,472,900     $1,027,800
                                                    ------------- -------------- --------------

Primary earnings per share                                 $0.89          $0.64          $0.34
                                                    ------------- -------------- ==============

Fully diluted earnings per share                           $0.88          $0.64          $0.32
                                                    ------------- -------------- ==============

(a) Calculates the dilutive effect of outstanding stock options based upon the "Treasury Stock Method".

(b) Represents the impact on the treasury stock method of the difference between the average share price during the period and the ending share price for the period.